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                                                                           j(2)

                               CONSENT OF COUNSEL

                                AIM EQUITY FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the retail classes of the thirteen series portfolios of AIM Equity Funds (the "Company"), which is included in Post-Effective Amendment No. 69 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469), and Amendment No. 69 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1424), on Form N-1A of the Company.



                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
December 13, 2001